Exhibit 99.1

BLUE BIRD FISCAL FIRST QUARTER RESULTS

Bus Unit Sales Rise 18% on Net Sales of $165.8 Million

Full-Year Revenue and EBITDA Guidance Reaffirmed

Fort Valley, GA, February 27, 2015 – Blue Bird Corporation (“Blue Bird”) (Nasdaq: BLBD), the leading independent designer and manufacturer of school buses, announced today fiscal first quarter 2015 results and reaffirmed full-year guidance.

First Quarter Highlights

•	Total unit sales of 1,824 buses, an 18% increase over the first quarter of 2014

•	Total net sales of $165.8 million, a 14% increase over the same period last year

•	Parts sales of $13.8 million, a 15% increase over the same period last year

•	Adjusted EBITDA of $7.4 million in the lowest volume quarter of the year. This represents a decrease of $2.2 million compared with prior year as we invested in winning new customers and growing sales. This is the second consecutive year of positive Adjusted EBITDA in the first quarter and is consistent with our plan and supplemental proxy statement

•	Net loss from continuing operations of $0.6 million compared to net income of $4.1 million last year, driven primarily by a $4.9 million increase in net interest expense

•	Reaffirming full-year estimates for net sales of $918-$940 million and adjusted EBITDA of $72-$75 million

“We are very excited to have recently completed the business combination transaction with Hennessy Capital Acquisition Corporation and to begin operating Blue Bird as a public company traded on Nasdaq,” said Phil Horlock, President and Chief Executive Officer of Blue Bird Corporation. “Our results in the first quarter reflect our commitment to growth as we delivered double-digit sales increases. Differentiating products such as our propane-powered school buses continued to bring in new customers, with over half of the propane bus customers in the quarter buying their first propane buses. We are positive on the outlook and are reaffirming full-year guidance of net sales of $918-$940 million and EBITDA of $72-$75 million.”

First Quarter 2015 Results

Seasonality

It is important to note when reviewing the first quarter results that the school bus industry is seasonal. The first quarter is historically the lowest volume quarter of the year.

Approximately one-third of annual new school bus registrations occur during the first half of the fiscal year (October-March) based on R.L. Polk registration data. The majority of Blue Bird’s annual sales and profits occur in the fiscal third and fourth quarters (April-September).

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Sales

Total net sales for the first quarter of 2015 were $165.8 million, up 14% from last year.

This reflects an 18% increase in bus units sold. Bus unit sales were 1,824 units for the first quarter of fiscal 2015 compared to 1,545 units for the first quarter of fiscal 2014. Net bus sales of $152.0 million in the quarter were 13% higher compared to the prior year.

Net parts sales for the first quarter of 2015 were $13.8 million, up 15% from $12.1 million in the first quarter 2014.

Gross Profit

Gross profit in the first quarter was $19.5 million, down $1.0 million compared to the prior year period. This reduction was driven by lower gross profits in the bus segment partially offset by an increase in parts gross profits.

Bus gross profits for the quarter were $14.3 million compared to $16.0 million in 2014. The favorable profit impact of higher volumes, improved mix of propane bus sales and productivity was more than offset by higher investment to achieve conquest sales and other one-time factors. We do not expect the lower first quarter bus gross profits to result in a change to our full-year adjusted EBITDA guidance.

Gross profits for the parts segment during the quarter improved to $5.2 million. This is $0.7 million higher than the prior year period as a result of higher sales.

Adjusted EBITDA

Adjusted EBITDA for the quarter was $7.4 million, compared with $9.6 million a year ago, representing the second consecutive year of positive Adjusted EBITDA in the first quarter. Results were consistent with our plan and supplemental proxy statement. The $2.2 million reduction in adjusted EBITDA was the result of program incentives we utilized to win incremental new business, a non-recurring positive warranty credit that occurred in 2014, and additions to our sales team to drive growth. This was partially offset by higher sales volume, a higher mix of propane-powered buses, improved manufacturing productivity and lower material costs. Although adjusted EBITDA was down versus prior year in the first quarter, Blue Bird continues to expect full-year adjusted EBITDA to grow 7%-12% and come in at $72-75 million.

Net Income

Net loss from continuing operations during the first quarter was $0.6 million, compared with net income of $4.1 million in the same period last year. The largest contributor to this change was interest expense. Net interest expense was $5.1 million for the first quarter of fiscal 2015, an increase of $4.9 million over the first quarter last year. The increase was primarily due to average borrowing levels in the first quarter of fiscal 2015 of $234.9 million compared with $12.5 million in the first quarter of fiscal 2014. Blue Bird obtained a term loan facility in June 2014 to fund the dividend recapitalization, entering into a $235 million first lien credit agreement and a $60 million revolving credit agreement. Interest expense will continue to be substantially higher than prior year in the second and third quarters as well.

Other Highlights

•	Over half of the customers who purchased Blue Bird propane-powered buses were first time buyers of the product

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•	Labor productivity for the first quarter improved about 2%

•	Introduced a new Type A bus through our joint venture with Micro Bird based on an all-new Ford chassis. Blue Bird is first in market with this product, which provides an approximate 20% improvement in fuel economy and the lowest operating costs in its segment

•	Introduced several new product features that differentiate Blue Bird including our new kid-friendly “E-Z” windows, durable sealed luggage compartments and a superior factory-installed air conditioning option

“Growing our customer base, improving our productivity and differentiating our buses with new features are helping to drive Blue Bird forward and deliver results,” Horlock said. “We are looking forward to a great first year as a public company as we deliver on our commitment to design, build, sell and service the world’s finest school bus.”

Blue Bird to Host Conference Call Today at 8:00 AM EST

Blue Bird will discuss its first quarter 2015 results and other related matters in a conference call at 8:00 AM EST today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company’s website or by telephone. The slide presentation and webcast can be accessed via the Investor Relations portion of Blue Bird’s website at www.blue-bird.com.

Webcast participants should log on and register at least ten minutes prior to the start time at
http://public.viavid.com/index.php?id=113333. The event number is 113333. For audio-only, participants should dial 877-407-4018. A replay of the webcast will be available approximately two hours after the call concludes via the same link. This will also be available on Blue Bird’s corporate website on the Investor Relations homepage.

About Blue Bird Corporation

Blue Bird is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927 and approximately 180,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. In addition, Blue Bird is the market leader in alternative fuel applications with its propane-powered and compressed natural gas-powered school buses. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio.

Non-GAAP Financial Measures

Adjusted EBITDA should not be considered as an alternative to net income (loss) as an indicator of Blue Bird’s performance or as an alternative to any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although Blue Bird believes that Adjusted EBITDA may enhance an evaluation of Blue Bird’s operating performance based on recent revenue generation and product/overhead cost control because they exclude the impact of prior decisions made about investment and financing, (i) other companies in Blue Bird’s industry may define Adjusted EBITDA margin differently than Blue Bird does and, as a result, they may not be comparable to similarly titled measures used by other companies in Blue Bird’s industry and (ii) Adjusted EBITDA may exclude certain financial information that some may consider important in evaluating Blue Bird’s performance. Attached to this press release is a schedule that reconciles Adjusted EBITDA to Net Income.

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Forward Looking Statements

This press release may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements, include statements regarding guidance and seasonality, and may include statements relating to:

•	Inherent limitations of internal controls impacting financial statements

•	Growth opportunities

•	Future profitability

•	Ability to expand market share

•	Customer demand for certain products

•	Economic conditions that could affect fuel costs, commodity costs, industry size and financial conditions of our dealers and suppliers

•	Labor or other constraints on the Company’s ability to maintain a competitive cost structure

•	Volatility in the tax base and other funding sources that support the purchase of buses by our end customers

•	Lower or higher than anticipated market acceptance for our products

•	Ability to be successful in the Company’s appeal of the delisting determination by the staff of the Listing Qualifications Department of the NASDAQ Stock Market and to meet NASDAQ’s listing standards, including having the requisite number of stockholders

•	Other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The factors described above, as well as risk factors described in reports filed with the SEC by HCAC or Blue Bird Corporation (available at www.sec.gov), could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements.

Contact:

Jeff Merten

Director, Investor Relations & New Business Development

(478)822-2496

Jeff.Merten@blue-bird.com

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School Bus Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

Three Months Ended January 3, 2015, December 28, 2013

(in thousands except for share data)	Three Months Ended January 3, 2015	Increase/ Decrease		Three Months Ended December 28, 2013
	(unaudited)	$	%	(unaudited)
Net sales	$165,833	$19,840	13.6	$145,993
Cost of goods sold	146,355	20,822	16.6	125,533

Gross profit	19,478	(982)	(4.8)	20,460

Operating expenses
Selling, general and administrative expenses	15,459	1,357	9.6	14,102

Operating profit (loss)	4,019	(2,339)	(36.8)	6,358
Interest expense	(5,135)	(4,860)	1,767.3	(275)
Interest income	32	7	28.0	25
Other income (expense), net	11	(10)	(47.6)	21

Income (loss) before income taxes	(1,073)	(7,202)	(117.5)	6,129
Income tax (expense) benefit	431	2,584	(120.0)	(2,153)
Equity in net income (loss) of non-consolidated affiliate, net of tax	18	(75)	(80.6)	93

Income (loss) from continued operations	(624)	(4,693)	(115.3)	4,069
Income (loss) from discontinued operations, net of tax	(4)	2	(33.3)	(6)

Net income (loss)	$(628)	$(4,691)	(115.5)	$4,063

Other financial data:
Adjusted EBITDA	$7,402	(2,191)	(22.8)	$9,593
Adjusted EBITDA margin	4.5%	(2.1) pts.	(32.1)	6.6%

The following provides an analysis of the results of operations of Blue Bird’s two reportable segments:

Net Sales by Segment
Bus	$151,984	18,059	13.5	$133,925
Parts	$13,849	1,781	14.8	$12,068

Cost of Goods Sold by Segment:
Bus	$137,682	19,762	16.8	$117,920
Parts	$8,673	1,060	13.9	$7,613

Bus GM	$14,302	$(1,703)	(10.6)	$16,005
Parts GM	$5,176	$721	16.2	$4,455

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School Bus Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

January 3, 2015 and September 27, 2014

(in thousands except for share data)	As of January 3, 2015	As of September 27, 2014
	(unaudited)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$23,485	$61,137
Accounts receivable, net	14,296	21,215
Inventories	68,916	71,300
Other current assets	3,682	4,353
Deferred tax asset	6,089	6,057

Total current assets	116,468	164,062

Property, plant, and equipment, net	28,305	29,949
Goodwill	18,825	18,825
Intangible assets, net	61,775	62,240
Equity investment in affiliate	9,899	9,871
Deferred tax asset	3,734	4,073
Restricted cash	—	—
Other assets	2,757	2,912

Total assets	$241,763	$291,932

Liabilities and Stockholder’s Deficit
Current liabilities
Accounts payable	$65,746	$94,294
Accrued warranty costs—current portion	6,547	6,594
Accrued expenses	23,615	37,319
Deferred warranty income—current portion	4,143	4,117
Other current liabilities	1,490	5,668
Current portion of senior term debt	11,750	11,750

Total current liabilities	113,291	159,742

Long-term liabilities
Long-term term debt	208,842	211,118
Accrued warranty costs	8,679	8,965
Deferred warranty income	7,932	7,886
Other liabilities	12,314	12,136
Accrued pension liability	39,535	40,881

Total long-term liabilities	277,302	280,986

Commitments and contingencies
Stockholder’s deficit
Common stock, $0.01 par value—100 shares authorized, issued and outstanding	1	1
Additional paid-in capital	—	—
Retained deficit	(102,857)	(102,229)
Accumulated other comprehensive loss	(45,974)	(46,568)

Total stockholder’s deficit	(148,830)	(148,796)

Total liabilities and stockholder’s deficit	$241,763	$291,932

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School Bus Holdings Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Three Months Ended January 3, 2015, December 28, 2013

(in thousands of dollars)	Three Months Ended January 3, 2015	Three Months Ended December 28, 2013
	(unaudited)	(unaudited)
Cash flows from operating activities
Net (loss) income	$(628)	$4,063
Loss from discontinued operations, net of tax	4	6
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	2,263	2,435
Amortization of debt costs	809	25
Equity in net income of affiliate	(18)	(94)
Impairment loss on fixed assets	—	—
Loss on disposal of fixed assets	469	11
Loss on sale of assets held for sale	—	—
Deferred taxes	(21)	969
Change in uncertain tax position	—	—
Provision for bad debt	(33)	(19)
Non-cash interest expense	—	—
Amortization of deferred actuarial pension losses	913	701
Changes in assets and liabilities
Accounts receivable	6,952	3,894
Inventories	2,384	(9,559)
Other assets	684	497
Accounts payable	(25,452)	(8,943)
Accrued expenses, pension and other liabilities	(19,276)	(13,457)

Total adjustments	(30,326)	(23,540)

Net cash used in continuing operations	(30,950)	(19,471)
Net cash used in discontinued operations	(4)	(6)
Total cash used in operating activities	(30,954)	(19,477)

Cash flows from investing activities
Change in net investment in discounted leases	—	83
Cash paid for fixed assets	(861)	(613)
Proceeds from sale of assets	—	23
Restricted cash	—	362

Total cash used in investing activities	(861)	(145)

Cash flows from financing activities
Borrowings under the senior credit facility	—	837
Payments under the senior credit facility	—	(906)
Borrowings under the senior term loan	—	—
Repayments under the subordinated term loans	(2,938)	(542)
Cash paid for capital leases	(27)	(224)
Cash paid for debt costs	(2,872)	—
Cash paid for dividends	—	—
Change in advances collateralized by discounted leases	—	(83)

Total cash used in financing activities	(5,837)	(918)

Change in cash and cash equivalents	(37,652)	(20,540)
Cash and cash equivalents at beginning of period	61,137	46,594

Cash and cash equivalents at end of period	$23,485	$26,054

Supplemental disclosures of cash flow information
Cash paid for interest	$8,313	$236
Cash received for interest	32	11
Cash paid for income taxes	359	37
Cash received for tax refund	—	48
Non-cash investing and financing activity
Capital lease acquisitions	—	166
Change in accounts payable for capital additions to property, plant and equipment	224	94

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School Bus Holdings Inc. and Subsidiaries

Adjusted EBITDA Reconciliation

Three Months Ended January 3, 2015, December 28, 2013

(in thousands of dollars)	Three Months Ended January 3, 2015	Three Months Ended December 28, 2013
	(unaudited)	(unaudited)
Net (loss) Income	$(628)	$4,063
Loss (income) from discontinued operations, net of tax	(4)	(6)

Income from continuing operations	(624)	4,069
Interest expense	5,135	275
Interest income	(32)	(25)
Income tax expense	(431)	2,153
Depreciation and amortization	2,264	2,450
Restructuring costs	—	—
Special compensation payment	—	—
Management incentive compensation	—	631
Tax expense, non-consolidated	10	40
Business combination expenses	611	—
Loss on disposal of fixed assets	469	—

Adjusted EBITDA	$7,402	$9,593

Adjusted EBITDA margin (percentage of net sales)	4.5%	6.6%